BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION
4200 Truxtun Ave., Suite 300
Bakersfield, California 93309
Tel 661.324.4971
Fax 661.324.4997

EXHIBIT 23.1

CONSENT OF
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

November 1, 2007

We consent to the incorporation by reference in this Form S-8 Registration Statement of Tri-Valley Corporation of our report dated March 29, 2007, appearing in the Annual Report on Form 10-K/A of Tri-Valley Corporation, for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Eric Xin